EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Post-EffectiveAmendment No. 1 to Registration Statement No. 33-55767 of RJR Nabisco Holdings Corp. ("Holdings") on Form S-4 (the "Registration Statement") of (1) our report dated February 1, 1994 (except with respect to the subsequent events discussed in Note 17, as to which the date is April 13, 1994), included in Holdings' Registration Statement No. 33-52381 on Form S-3 ("Form S-3"), at the time such Form S-3 was declared effective by the Commission and (2) our report dated February 1, 1994 (except with respect to the subsequent event discussed in Note 17, as to which the date is February 24, 1994), appearing in the Annual Report on Form 10-K of Holdings for the year ended December 31, 1993.



    We also consent to the reference to us under the headings "RJR Nabisco Holdings Corp. Summary Historical Consolidated Financial Data", "RJR Nabisco Holdings Corp. Selected Historical Consolidated Financial Data" and "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP


New York, New York
January 6, 1995